As filed with the Securities and Exchange Commission
                  on August 1, 2001
                                    Registration No. 333-_____

-------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       ___________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________
                     DOLE FOOD COMPANY, INC.
     (Exact name of registrant as specified in its charter)
                       ___________________
          Delaware                                99-0035300
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

                         One Dole Drive
            Westlake Village, California  91362-7300
                         (818) 879-6600
  (Address and telephone number of principal executive offices)

                     DOLE FOOD COMPANY, INC.
                2001 STOCK OPTION AND AWARD PLAN
                    (Full title of the plan)
                         ______________
                        C. Michael Carter
     Vice President, General Counsel and Corporate Secretary
                         One Dole Drive
            Westlake Village, California  91362-7300
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (818) 879-6600

                            Copy to:
                    Charles F. Niemeth, Esq.
                      O'Melveny & Myers LLP
                      153 East 53rd Street
                 New York, New York  10022-4611
                         (212) 326-2000
                           ___________

                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
                                   Maximum     Maximum
Title of               Amount      offering    aggregate         Amount of
securities             to be        price      offering         Registration
to be registered     registered    per unit     price               fee
-----------------------------------------------------------------------------
Common Stock,        2,500,000     $21.375(2)  $53,437,500(2)   $13,359.38(2)
  no par value       shares(1)

-----------------------------------------------------------------------------

<F1>
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares, options and rights, which by reason of certain events specified in the Dole Food Company, Inc. 2001 Stock Option and Award Plan (the "Plan") may become subject to the Plan.
<F2>
(2) Pursuant to Rule 457(h) of the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 26, 2001 as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 9.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                            PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Dole Food Company, Inc.
(the "Registrant") filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 24, 2001;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on July 2, 2001; and

     (d) The description of the Registrant's Common Stock contained in Amendment No. 1 on Form 8-A/A filed with the Commission on July 2, 2001 and the Amended Certificate of Incorporation which appeared as Appendix D to the Proxy Statement for the Annual Meeting of Stockholders of the Registrant held on June 8, 2001, and any other amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

          The Registrant's By-Laws provide that each person (an "indemnitee") who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith.
Nonetheless, except with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify the indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if that proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

          In addition, under the Registrant's By-Laws, an indemnitee shall also have the right to be paid by the Registrant the expenses (including attorney's fees) incurred in defending the proceeding in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for those expenses.

          Any amendment, alteration or repeal of the above indemnification provisions of the Registrant's By-Laws that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal. The Registrant has obtained insurance which insures the directors and officers of the Registrant against specified losses and which insures the Registrant against specific obligations to indemnify its directors and officers. The Registrant has obtained insurance which insures the directors and officers of the Registrant against specified losses and which insures the Registrant against specific obligations to indemnify its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          See the attached Exhibit Index at page 9.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required
                by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any
               facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material
               information with respect to the plan of
               distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 30th day of July, 2001.

                         DOLE FOOD COMPANY, INC.



                         By: /s/ Lawrence A. Kern
                             ------------------------------------
                             Lawrence A. Kern
                             President and Chief Operating Officer


                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence A. Kern and Kenneth J. Kay, or any one of them individually, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or any one of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                  TITLE                    DATE
    ---------                  -----                    ----


/s/ David H. Murdock      Chairman of the Board     July 30, 2001
----------------------    and Chief Executive
David H. Murdock          Officer (Principal
                          Executive Officer)


/s/ Kenneth J. Kay        Vice President and        July 30, 2001
----------------------    Chief Financial
Kenneth J. Kay            Officer (Principal
                          Financial Officer)


Page 7


/s/ Gil Borok             Vice President,           July 30, 2001
----------------------    Corporate Controller
Gil Borok                 and Chief Accounting
                          Officer (Principal
                          Accounting Officer)


                          Director                  July 30, 2001
----------------------
Mike Curb


/s/ David A. DeLorenzo    Vice Chairman and         July 30, 2001
----------------------    Director
David A. DeLorenzo


/s/ E. Rolland Dickson    Director                  July 30, 2001
----------------------
E. Rolland Dickson


/s/ Richard M. Ferry      Director                  July 30, 2001
----------------------
Richard M. Ferry


/s/ Lawrence M. Johnson   Director                  July 30, 2001
----------------------
Lawrence M. Johnson


/s/ Lawrence A. Kern      President,                July 30, 2001
----------------------    Chief Operating
Lawrence A. Kern          Officer and Director


/s/ Zoltan Merszei        Director                  July 30, 2001
----------------------
Zoltan Merszei


EXHIBIT INDEX
Exhibit
Number               Description of Exhibit
------               ----------------------

4.1        Dole Food Company Inc., 2001 Stock Option and Award
           Plan.(1)

4.2        Form of Non-qualified Stock Option Agreement.

5          Opinion of O'Melveny & Myers LLP (opinion re:
           legality).

23.1       Consent of Arthur Andersen LLP (Independent Public
           Accountants).

23.2       Consent of Counsel (included in Exhibit 5).

24         Power of Attorney (included in this Registration
           Statement at page 7).

(1) Previously filed with the Commission as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2001 (File No. 001-04455) and incorporated herein by this reference.


Page 9